Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:         Rebecca Winning
                  InfoNow Corporation
                  (303) 293-0212
                  rwinning@infonow.com


                INFONOW DELIVERS POSITIVE EARNINGS AND CASH FLOW
                              IN FIRST QUARTER 2004

  Company signs new Channel Insight agreements with leading high-tech companies

DENVER, April 28 - InfoNow Corporation (NASDAQ: INOW), a leading provider of Channel Visibility solutions, today announced financial results for the first quarter of 2004.

For the first quarter of 2004, the Company reported:
- Revenue of $3.0 million, consistent with revenue of $3.0 million in the fourth quarter of 2003 and down from revenue of $3.6 million in the first quarter a year ago;
- Net income of $114,000, or $0.01 per share, down from net income of $385,000, or $0.04 per share in the fourth quarter of 2003, and net income of $284,000, or $0.03 per share, in the first quarter a year ago;
- Operating cash flow of $310,000, up from $199,000 in the fourth quarter of 2003 and $144,000 in the first quarter a year ago; and
- Total cash flow of $555,000 for the first quarter, up from $524,000 in the previous quarter and $130,000 in the first quarter a year ago.
- The Company's cash balance at March 31, 2004 was $3.9 million, up 17 percent compared to the previous quarter, and up 47 percent compared to the same period a year ago.

"This was an exciting quarter for InfoNow," said Michael Johnson, chairman and chief executive officer of InfoNow. "We continued to accelerate the acquisition of new Channel Insight customers. We introduced significant product enhancements, including a new Channel Inventory Data Module to support timely tracking of channel inventory, as well as new functionality to support highly accurate identification of international partners and end customers. And, we continued to deliver positive earnings and cash flow, strengthening our balance sheet and positioning us for further growth."

Highlights for the quarter include the following:

Customers

InfoNow signed Channel Insight agreements with a number of new clients and expanded its Channel Insight implementations with a number of existing clients, including the following:

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InfoNow Delivers Positive Cash and Earnings in First Quarter 2004 - Page 2 of 5

- InfoNow signed a new multi-year agreement with a leading provider of secure mobile information systems. This client is using Channel Insight to receive timely and accurate data on partner and end customer sales, worldwide, and to quickly and accurately assign sales commission credits for channel sales.

- InfoNow signed another new Channel Insight agreement with a leading global provider of handheld computing and communications devices. This client is also using Channel Insight to assign sales commission credits for channel sales.

- InfoNow also signed a new Channel Insight agreement with a leading global manufacturer of memory products for high-tech products. This client has annual sales of nearly $2 billion, and offers its products via an international network of distributors and OEM customers in the US, Europe, Asia, Africa, Australia, and Latin America, representing more than 3,000 locations worldwide. In its initial implementation, this client is using Channel Insight to gain rich intelligence on end customers and key accounts, implement highly targeted sales campaigns, and accurately assign commission credits for channel sales.

- The Company also signed agreements for expanded Channel Insight services with a number of existing clients.

In addition, during the quarter, the Company signed agreements for elements of its Channel Management solution with a number of new and existing clients, including companies such as Apple, Avaya, Hewlett-Packard, Meloche Monnex, Visa and Wachovia.

Product Development

On the product development front, InfoNow continued to enhance its Channel Insight product suite. The Company delivered a new Channel Inventory Module, which enables clients to track inventory as it moves through the channel in near real-time. InfoNow also delivered expanded global capabilities for delivering highly accurate, detailed information on international partners and end customers.

InfoNow also enhanced its Channel Management solution. During the first quarter, the Company introduced a new Online Data Update Service that allows clients to log into InfoNow's system and modify partner data in real-time. This enables InfoNow clients to provide timely and accurate information on where to purchase their products and services, and lowers the administrative cost of maintaining partner data.

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InfoNow Delivers Positive Cash and Earnings in First Quarter 2004  - Page 3 of 5

"During the quarter, we strengthened our leadership position in the Channel Visibility market, with increased traction in sales, sequential growth in new clients, enhancements to our Channel Insight solution, and a growing track record of profitable, cash-flow positive results. We expect to build on these successes as we go forward," Johnson concluded.

The Company provided the following guidance for InfoNow's expected performance in 2004:

- For the second quarter, the Company expects to deliver year-over-year revenue growth, as well as positive earnings and positive cash flow.

InfoNow will host a conference call today at 9:00 a.m. Mountain Daylight Time
(MDT) to review the results of operations for the first quarter 2004 and to provide its perspective on 2004. To participate, domestic callers may dial 1-800-366-7417 to access the call. Interested parties may also go to the main page of the Company's Web site at www.infonow.com and click on the conference call announcement link to access a live audio cast of the call. An audio replay of the call will be available for the next 90 days at the above Web address. In addition, today's press release and other financial information are available in the Investor Relations section of InfoNow's Web site.

About InfoNow Corporation
InfoNow (Nasdaq:INOW) provides Channel Visibility software and services to companies that sell through complex channel partner networks. The Company's Channel Insight Solution gives companies rich, timely and actionable data on channel sales, including enhanced market intelligence on partners and end customers. It also includes tools to help clients use this data to profitably grow their business, through detailed customer segmentation and profiling, highly targeted opportunity generation, robust partner tracking and analysis, closed-loop opportunity tracking, precise sales credit assignment, and more. The Company also offers Channel Management solutions for partner profiling and referrals, lead generation and management, and partner relationship management. Since 1996, InfoNow has helped leading companies such as Apple, Avaya, Bank of America, Enterasys Networks, Hewlett-Packard, Lexmark, StorageTek, Visa and Wachovia better serve their end-customers through complex channel networks. InfoNow is based in Denver, Colorado. For more information, please visit the Company's Web site at www.infonow.com.
                      ---------------

This press release contains forward-looking statements, including statements relating to the Company's expectations for second quarter financial results in 2004. Statements regarding future events are based on InfoNow's current expectations and are necessarily subject to associated risks related to, among other things, the Company's ability to meet its 2004 objectives. Factors that could affect the Company's ability to achieve its objectives include the following: an extended macroeconomic slowdown could have an adverse affect on market demand for software and services; extended sales cycles could have a negative impact on the timing of sales, implementations and revenue recognition; the Company may not be successful in forecasting customer demand for its solutions, strategic partnerships may not advance as quickly as anticipated, and/or the Company may not develop and deploy its software and services as expected. In light of these and other risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized. Actual events or results may differ materially.

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The statements made in this press release represent InfoNow's views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. InfoNow undertakes no duty to any person to provide any interim update under any circumstances, except as otherwise required by law.

Detailed information on factors that could cause actual results to differ materially from forward-looking statements made in this release are contained in the Company's reports on form 10-KSB and 10-QSB filed with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.

InfoNow is a registered trademark of InfoNow Corporation. All other trademarks are the property of their respective owners.

                                       ###

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InfoNow Delivers Positive Cash and Earnings in First Quarter 2004  - Page 5 of 5

REPORTED FINANCIAL HIGHLIGHTS
(000s of U.S. Dollars except per share amounts)
Unaudited

                                                         Three Months ended
                                                              March 31
                                                          2004       2003
                                                        -------     -------
Statement of Operations
Revenues                                                $ 2,999     $ 3,635
Cost of Goods Sold                                        1,315       1,585
                                                        -------------------
Gross Profit                                              1,684       2,050
Selling & Marketing Expense                                 587         640
Product Development Expense                                 258         359
General & Administrative Expense                            727         768
Total Operating Expense                                   1,572       1,767
Operating Profit                                            112         283
Other Income                                                  2           1
                                                        -------------------
Net Income                                              $   114     $   284
                                                        ===================
Net Income Per Share:
  Basic                                                 $  0.01     $  0.03
  Diluted                                               $  0.01     $  0.03
Average Shares Outstanding:
  Basic (000s)                                            9,817       9,318
  Fully Diluted (000s)                                   11,404       9,721


                                                       March 31,    Dec. 31,
                                                          2004        2003
                                                       ---------    --------
Balance Sheet
Assets:
Cash                                                    $ 3,854     $ 3,299
Other Current Assets                                      2,239       2,132
                                                        -------------------
Total Current Assets                                      6,093       5,431
Other Assets                                                589         608
                                                        -------------------
       Total Assets                                     $ 6,682     $ 6,039
                                                        ===================
Liabilities and Stockholders' Equity:
Total Current Liabilities                               $ 2,148     $ 1,934
Other Liabilities                                           240         275
Stockholders' Equity                                      4,294       3,830
                                                        -------------------
       Total Liabilities and Stockholders' Equity:      $ 6,682     $ 6,039
                                                        ===================